UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009

IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200 Chatsworth, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 407-9100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 28, 2009, Image Entertainment, Inc. (“Image”) entered into an Amendment Agreement (the “Amendment Agreement”) with the holder (the “Holder”) of Image’s 8.875% senior convertible note due 2011 in the principal amount of $15,700,792.60 (the “Note”). The Amendment Agreement amends the Note to change the dates on which the Holder may request the next installment payment under the Note. Upon delivery of appropriate notice, the Holder may now require a $4 million principal payment (plus accrued interest) on November 15, 2009 rather than October 30, 2009. The $4 million principal payment may be further deferred until November 30, 2009 if Image enters into a written agreement with a bona fide purchaser, prior to November 15, 2009, that would result in a change of control of Image. The November 30, 2009 installment payment date noted in the prior sentence may be accelerated to any date after November 15, 2009, but before November 30, 2009, if the written agreement with the bona fide purchaser has been terminated or otherwise ceases to be in full force and effect. The Amendment Agreement also amended the time period by which the Holder must provide notice to Image of its determination to request an installment payment from five trading days prior to the installment payment date to two trading days.

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

On October 29, 2009, Image issued a press release announcing the Amendment Agreement. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Amendment Agreement, dated as of October 28, 2009, by and among Image Entertainment, Inc. and Portside Growth and Opportunity Fund.
99.1	Press Release, dated October 29, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.

Dated: October 29, 2009	By:	/s/ Michael B. Bayer

Michael B. Bayer
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amendment Agreement, dated as of October 28, 2009, by and among Image Entertainment, Inc. and Portside Growth and Opportunity Fund.
99.1	Press Release, dated October 29, 2009.